EXHIBIT 10(B)(4)

                     AMENDMENT THREE TO MARKETING AGREEMENT

This document is Amendment Three to the Marketing Agreement made and entered into effective June 1, 1993, and amended by Amendment One to Marketing Agreement dated September 16, 1993 (the "Agreement"), by and between American National Insurance Company ("American National") a Texas corporation, and Legacy Marketing Group ("LMG"), a California Corporation

In consideration of mutual covenants contained herein, the parties agree as follows:

1. Section 3.1 of the Agreement is hereby deleted in its entirety and the following new Section 3.1 shall be sustituted therefor.

     "3.1 Subject to termination as hereinafter provided, this Agreement shall remain in force and effect until the close of business on November 1, 1998, the initial term of this Agreement. This Agreement may be renewed by mutual agreement for successive terms of one (1) year unless terminated by either party by prior written notice to the other at least one hundred eighty
     (180) days prior to the end of the initial term or the renewal term."

2. Except as specifically amended hereby, all terms and provisions of the Marketing Agreement shall remain in full force and effect.

     LEGACY MARKETING GROUP                AMERICAN NATIONAL INSURANCE
                                           COMPANY

     By: /s/ R. Preston Pitts              By: /s/ James Pozi

     Title:  President                     Title:  Executive Vice President

     Witness: /s/ David A. Skup            Witness: /s/ Gayle Adams

     Date: September 25, 1998              Date: October 1, 1998